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                                                                      EXHIBIT 11



                             HARBINGER CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE




                                                                   Three Months Ended
                                                           --------------------------------
                                                                      March 31,
                                                           --------------------------------
                                                                1997               1996
                                                           -------------      -------------
PRIMARY

Weighted average common stock outstanding                    18,930,000         17,903,000

Net effect of dilutive stock options and warrants
    - based on the treasury method                                    -                  -
                                                           ------------        -----------
    Total                                                    18,930,000         17,903,000
                                                           =============       ===========

Loss before extraordinary item applicable to
    common shareholders                                    $(13,303,000)       $(9,042,000)
Extraordinary loss on debt extinguishment                    (2,419,000)                 -
                                                           ------------        -----------
Net loss applicable to common shareholders                 $(15,722,000)       $(9,042,000)
                                                           =============       ===========
Loss per share applicable to common
    shareholders before extraordinary item                 $      (0.70)       $     (0.51)
Extraordinary loss per share on debt extinguishment               (0.13)                 -
                                                           ------------        -----------
Net loss per share applicable to common shareholders       $      (0.83)       $     (0.51)
                                                           ============        ===========

Computational note:

      In connection with the computations for 1997 and 1996, all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive.

                                   FORM 10-Q
                                 PAGE 18 OF 18